                                                                    Exhibit 10.4

The Form of Memorandum of Agreement for the following Identified Vessels is identical with respect to each vessel with the exception of the following specifications.

GAS ETERNITY

Agreement dated: June 22, 2005

Seller: Gass Success Limited

Buyer: Balcan Profit Limited

Classification Society/Class: BV

Built: 1998

By: Watanabe dockyard, Japan

Flag: Malta

Place of registration: Valetta, Malta

Call sign: DYAR

Grt/Nrt: 3,549/1,064

Register Number: IMO 9196450

Purchase Price: $12,912,500

Expected time of delivery of vessel: January 15 - February 15, 2006

Cancellation date: February 15, 2006 at buyer's option

GAS CRYSTAL

Agreement dated: June 22, 2005

Seller: East Technologies Limited

Buyer: Iceland Limited

Classification Society/Class: NK

Built: 1990

By: Shinhama Dockyard Ltd., Japan

Flag: Malta

Place of registration: Valetta, Malta

Call sign: 9HW07

Grt/Nrt: 3,888/1,167

Register number: IMO8913215/ON8887

Purchase price: $9,500,000

Expected time of delivery of vessel: November 1 - 30, 2005

Cancellation date: November 30, 2005 at buyer's option

GAS LEGACY

Agreement dated: June 22, 2005

Seller: Quicksilver Shipping Limited

Buyer: Northern Yield Shipping Limited

Classification Society/Class: NK

Built: 1998

By: Shitanoe Zosen, Japan

Flag: Cyprus

Place of registration: Limassol, Cyprus

Call sign: A3BM9

Grt/Nrt: 3,392/1,018

Register number: 9186948

Purchase price: $13,050,000

Expected time of delivery of vessel: November 1 - 30, 2005

Cancellation date: November 30, 2005 at buyer's option

                               ------------------------------------------------
                                Norwegian Shipbrokers' Association Memo-
                                randum of Agreement for sale and purchase of
                                ships. Adopted by the Baltic and International
MEMORANDUM OF AGREEMENT         Maritime Council (BIMCO) in 1956.
                                                  Code-name
                                                SALEFORM 1993
DATED:                          Revised 1966, 1983, 1986/87.
                               ------------------------------------------------

[                ], Sellers, have agreed to sell, and

[                ], hereunder called the Buyers, have agreed to buy

Name:

Classification Society/Class:

Built:                         By:

Flag:                          Place of Registration:

Call Sign:                     Grt/Nrt:

Register Number:

hereunder called the Vessel, on the following terms and considtions:

DEFINITIONS

"Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

"in writing" or "written" means a letter handed over from the Sellers to the
Buyers or vice versa, a registered letter, telex, telefax or other modem form of written communication.

"Classification Society" or "Class" means the Society referred to in line 4.

1.   PURCHASE PRICE

2.   DEPOSIT

It has been agreed between both parties that there will be no 10% deposit lodged by buyers, the sellers will receive at the time of the closing of title the 100%
purchase price of the vessel together with extra payment for bunkers and lubricants remaining on board at the time of delivery.

3.   PAYMENT

The said Purchase Price shall be paid in full free of bank charges to sellers bank on delivery of the Vessel, but not later than 3 banking days after the
Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.

4.   INSPECTIONS

     The Buyers have inspected the Vessel and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.

5.   NOTICES, TIME AND PLACE OF DELIVERY

a)   The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with 15, 10 and 5 days notice of the estimated time of arrival at the intended place of delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written
     Notice of Readiness for delivery.

b)   The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage or at sea worldwide but always within IWL.

     in the Sellers' option.

     Expected time of delivery:

                                   ----------
This contract is a computer generated copy of the SALEFORM 1993 form, printed under license from the Norwegian Shipbrokers' Association, using the BIMCO
Charter Party Editor. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document, which is not clearly visible, the original document, as recommended by
BIMCO, shall apply. The Norwegian Shipbrokers' Association and BIMCO assume no responsibility for any loss or damage caused as a result of discrepancies between the original document and this document.

     Date of cancelling (see Clauses 5 c), 6 b) (iii) and 14): in buyers option

c)   If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with
     Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Seller's notification shall be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61.

     If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5
     c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.

d)   Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void.

6.   DRYDOCKING/DIVERS INSPECTION

     There will be no drydocking or divers inspections however sellers will give buyers a document stating that vessel hasn't touched bottom for as long as its been under their ownership.

7.   SPARES/BUNKERS, ETC.

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The
Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the
Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the
Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers'
and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire):

The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and sealed drums and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel.

Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.

8.   DOCUMENTATION

The place of closing: athens

In exchange for payment of the Purchase Price the Sellers shall furnish the
Buyers with delivery documents, namely:

a)   Legal Bill of Sale in a form recordable in .............. (the country in which the Buyers are to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly legalized by the consul of such country

                                   ----------
This contract is a computer generated copy of the SALEFORM 1993 form, printed under license from the Norwegian Shipbrokers' Association, using the BIMCO
Charter Party Editor. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document, which is not clearly visible, the original document, as recommended by
BIMCO, shall apply. The Norwegian Shipbrokers' Association and BIMCO assume no responsibility for any loss or damage caused as a result of discrepancies between the original document and this document.

     or other competent authority.

b)   Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

c)   Confirmation of Class issued within 72 hours prior to delivery.

d)   Current Certificate issued by the competent authorities stating that the
     Vessel is free from registered encumbrances.

e)   Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

f)   Any such additional document as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement.

At the time of delivery the Buyers and Sellers shall sign and delivery to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the
Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel's log books but the
Buyers to have the right to take copies of same.

9.   Encumbrances

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

10.  TAXES, ETC.

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the
Sellers' account.

11.  CONDITION ON DELIVERY

The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and national certificates, as well as all other certificates the
Vessel had at the time of inspection, valid and without
condition/recommendation* by Class or the relevant authorities at the time of delivery.

"Inspection" in this Clause 11, shall mean the Buyers' inspection according to
Clause 4 a) or 4 b), if applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

*    Notes, if any, in the surveyor's report which are accepted by the
     Classification Society without condition/recommendation are not to be taken into account.

12.  name/markings

                                   ----------
This contract is a computer generated copy of the SALEFORM 1993 form, printed under license from the Norwegian Shipbrokers' Association, using the BIMCO
Charter Party Editor. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document, which is not clearly visible, the original document, as recommended by
BIMCO, shall apply. The Norwegian Shipbrokers' Association and BIMCO assume no responsibility for any loss or damage caused as a result of discrepancies between the original document and this document.

          non applicable

13.  BUYERS' DEFAULT

Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case the deposit together with interest earned shall be released to the Sellers.

14.  SELLERS' DEFAULT

Should the Sellers fail to give Notice of Readiness in accordance with Clause 5
a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this
Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the
Buyers shall retain their option to cancel. Should the Sellers fail to give
Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.

15.  BUYERS' REPRESENTATIVES

Non applicable

16.  ARBITRATION

a)*  This agreement shall be governed by and construed in accordance with
     English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and
     1979 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply.
     If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

17.  SUBJECTS

Should the buyers fail to price the IPO by 20 Oct. then this moa will be considered null and voice. In such case buyers to have no obligation to purchase the vessel. Should the purchase price, following the stealthgas IPO pricing not be paid in accordance with this agreement, the sellers have the right to cancel the agreement, sellers shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.

FOR THE SELLERS                                       FOR THE BUYERS

-------------                                         ----------------

ATTORNEY-IN-FACT

                                   ----------
This contract is a computer generated copy of the SALEFORM 1993 form, printed under license from the Norwegian Shipbrokers' Association, using the BIMCO
Charter Party Editor. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document, which is not clearly visible, the original document, as recommended by
BIMCO, shall apply. The Norwegian Shipbrokers' Association and BIMCO assume no responsibility for any loss or damage caused as a result of discrepancies between the original document and this document.